NETSCOUT SYSTEMS, INC.

2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT – TERMS AND CONDITIONS

NetScout Systems, Inc. (the “Company”) has granted to the recipient (as specified in the written notice provided by the Company to such recipient regarding such grant (the “Notice”)) (the “Recipient”), and the Recipient has accepted from the Company (by electronic acceptance or authentication in a form authorized by the Company), an award for the number of restricted stock units (the “RSUs”) specified in the Notice (the “Award”), which represents an equivalent number of shares of Common Stock subject to this Award (the “Underlying Shares”), on the following terms:

1.Grant under Plan. This Award and this Restricted Stock Unit Award Agreement (which includes the Notice and any appendix, exhibit or addendum hereto) (the “Agreement”), is made pursuant to and is governed by the Company’s 2019 Equity Incentive Plan, as amended and in effect from time to time (the “Plan”). Unless otherwise defined herein or required by the context, capitalized terms used herein shall have the same meanings as in the Plan.

2.Vesting.

(a)Vesting Schedule. Subject to the limitations contained herein, if the Recipient has maintained Continuous Service through each vesting date specified in the Notice, a portion of the RSUs shall vest on such date in such amounts as are set forth with respect to such date in the Notice.

(b)Termination of Continuous Service.

(i)If the Recipient’s Continuous Service is terminated by the Company or an Affiliate or by the Recipient for any reason (other than as a result of the Recipient’s death or Disability), whether voluntarily or involuntarily, no additional RSUs shall become vested RSUs under any circumstances with respect to the Recipient and any unvested RSUs shall be forfeited. Any determination under this Agreement as to Continuous Service status or other matters referred to above shall be made in good faith by the Board, whose decision shall be final and binding on all parties.

(ii)If the Recipient’s Continuous Service terminates as a result of the Recipient’s death or Disability, this Award will become fully vested as of the date of such termination, to the extent that this Award is outstanding and unvested as of the date of such termination.

(iii)For purposes hereof, Continuous Service shall not be considered as having terminated during any military leave, sick leave, or other leave of absence, in each case if approved in writing by the Company or an Affiliate and if such written approval, or applicable law, obligates the Company or an Affiliate (by contract or applicable law) to continue the Continuous Service of the Recipient after the approved period of absence (an “Approved Leave of Absence”). In the event of an Approved Leave of Absence, vesting of the RSUs shall be suspended (and all subsequent vesting dates shall be postponed by the length of the period of the Approved Leave of Absence) unless otherwise provided in the Company’s or Affiliate’s written approval of the leave of absence that specifically refers to this Agreement.

(iv)For purposes hereof, Continuous Service will be deemed terminated as of the date the Recipient is no longer actively providing services to the Company or any of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Recipient is employed or otherwise providing services or the terms of the Recipient’s employment or service agreement, if any), and unless otherwise determined by the Company, the Recipient’s right to vest in the Award, if

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any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where the Recipient is employed or otherwise providing services or the terms of the Recipient’s employment or service agreement, if any).

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(v)Notwithstanding anything in the Plan to the contrary, for purposes hereof, Continuous Service shall include service provided by the Recipient to the Company or an Affiliate as a Consultant pursuant to a consulting arrangement between the Recipient and the Company or Affiliate, provided that (x) any such period of service as a Consultant immediately follows the Recipient’s termination of employment with the Company or Affiliate or termination as a Director, in each case without any interruption, and (y) the terms of this Section 2(b)(v) are provided for in a written consulting agreement executed by the Company or Affiliate that specifically refers to this Agreement.

3.Issuance of Underlying Shares.

(a)With respect to any RSUs that become vested RSUs pursuant to Section 2, subject to Sections 5, 6 and 9, the Company shall issue to the Recipient, on or as soon as practicable following the applicable vesting date specified in the Notice, the number of Underlying Shares equal to the number of RSUs vesting on such vesting date.

(b)Notwithstanding the foregoing, if:

(i)this Award is otherwise subject to Tax Obligations (as described in Section 6) on such vesting date,

(ii)such vesting date occurs during either a regularly scheduled or special “blackout period” of the Company applicable to the Recipient or on any other date wherein Recipient is precluded from selling shares of Common Stock on an established stock exchange or stock market (any such blackout period or date, the “Blackout Period”), and

(iii)the Company elects, prior to such vesting date, not to satisfy such Tax Obligations by (x) withholding shares of Common Stock from the Underlying Shares otherwise issuable with respect to such vesting date,
(y) permitting the Recipient to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 6 (including, but not limited to, under a previously established 10b5-1 trading plan entered into in compliance with the Company’s policies), and (z) permitting the Recipient to pay such Tax Obligations in cash (including by withholding from the Recipient’s wages or any other cash compensation otherwise payable to the Recipient by the Company or an Affiliate), then the delivery of the Underlying Shares otherwise issuable with respect to such vesting date will be deferred and such Underlying Shares will be issued to the Recipient as soon as practicable after the expiration of the Blackout Period. Notwithstanding the above, in no event may such Underlying Shares be issued to the Recipient later than the later of: (i) December 31st of the calendar year in which such vesting date occurs, or (ii) if such later issuance would not subject the Recipient to adverse tax consequences under Section 409A of the Code, by the fifteenth (15th) day of the third calendar month following such vesting date; provided that the Recipient acknowledges and agrees that if such Underlying Shares are issued to the Recipient pursuant to this Section 3 while a Blackout Period is still in effect, neither the Company nor the Recipient may sell any shares of Common Stock to satisfy any Tax Obligations, except in compliance with the Company’s insider trading policies and requirements and applicable laws.

(c) The form of issuance of any Underlying Shares (e.g., a stock certificate or electronic entry evidencing such Underlying Shares) shall be determined by the Company.

4.Restrictions on Transfer. The Recipient shall not sell, assign, transfer, pledge, encumber or dispose of any of the RSUs or corresponding Underlying Shares prior to the time that such Underlying Shares have been issued to the Recipient. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, the Recipient may designate a third party who, in the event of the Recipient’s death, shall thereafter be entitled to receive any distributions of Underlying Shares to which the Recipient is entitled at the time of his or her death pursuant to this Agreement.

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5.Compliance with Law. This Award, and the issuance of the Underlying Shares pursuant to this Award, must comply with all applicable laws and regulations governing this Award, and with the applicable regulations of any stock exchange on which the Common Stock is listed for trading at the time of issuance. The Company shall not issue the Underlying Shares to the Recipient if the Company determines that such issuance would not be in material compliance with all such applicable laws and regulations.

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6.Withholding Taxes.

(a)This Award shall be subject to withholding of all applicable federal, state, local and foreign income, employment, payroll, fringe benefit, social insurance, payment on account and any other taxes resulting from the issuance or vesting of the RSUs or the delivery of the Underlying Shares (the “Tax Obligations”). The Recipient agrees to pay to the Company or an Affiliate, or otherwise make adequate provisions satisfactory to the Company or Affiliate for the payment of, any sums required to satisfy the Tax Obligations at the time such Tax Obligations arise. Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of such Tax Obligations by any of the following means or by a combination of such means:

(i)withholding from the Recipient’s wages or any other compensation otherwise payable to the Recipient by the Company or an Affiliate, provided that the Recipient elects such withholding by providing written notice to the Company or Affiliate at least ten business days before the applicable vesting date specified in the Notice;

(ii)permitting the Recipient to pay such Tax Obligations in cash, provided that the Recipient elects to make such a payment by providing written notice to the Company or Affiliate at least ten business days before the applicable vesting date specified in the Notice;

(iii)permitting the Recipient to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Recipient irrevocably elects to sell a portion of the Underlying Shares to satisfy such Tax Obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy such Tax Obligations directly to the Company or an Affiliate; or

(iv)withholding shares of Common Stock from the Underlying Shares with a Fair Market Value (measured as of the date the Underlying Shares are issued to the Recipient) not in excess of the maximum amount of taxes that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of this Award as a liability for financial accounting purposes);

provided, however, that, if the Recipient is an “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company or an Affiliate, such Tax Obligations will be satisfied pursuant to the method set forth in clause (iv) above, unless (x) the Compensation Committee of the Board provides otherwise before the applicable vesting date specified in the Notice or (y) the Recipient elects any of the methods set forth in clauses (i)-(iii) above in accordance with the terms set forth in such clauses, as applicable (including in the case of clauses (i) and (ii) above, the requirement to provide written notice to the Company or Affiliate at least ten business days before the applicable vesting date specified in the Notice).

(b)If the Tax Obligations are satisfied by withholding in shares of Common Stock, for tax purposes, the Recipient is deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares of Common Stock are withheld solely for the purpose of satisfying the Tax Obligations.

(c)The Company and/or an Affiliate may withhold or account for the Tax Obligations by considering applicable minimum withholding amounts or other applicable withholding rates, including applicable maximum withholding rates in the Recipient’s jurisdiction(s). In the event of over-withholding, the Recipient may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Common Stock), or, if not refunded, the Recipient may seek a refund from the applicable tax authorities. In the event of under-withholding, the Recipient may be required to pay additional amounts directly to the applicable tax authorities or to the Company and/or an Affiliate. The Recipient agrees to hold the Company and Affiliate harmless for any over-withholding or under-withholding.

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(d)The Company shall have no obligation to issue the Underlying Shares if the Recipient fails to comply with his or her obligations in connection with the Tax Obligations as described in this Section 6.

(e)The Recipient further agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 6 and the Recipient hereby grants the Company an irrevocable power of attorney to sign such additional documents on the Recipient’s behalf if the Company is unable after reasonable efforts to obtain the Recipient’s signature on such additional documents. Such power of attorney is coupled with an interest and is irrevocable by the Recipient.

7.Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in Boston, Massachusetts, pursuant to the rules for commercial arbitration then obtaining of the American Arbitration Association, before a single arbitrator. The Company agrees to pay the costs of arbitration and each party shall be responsible for their own attorneys’ fees. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

8.Provision of Documentation to Recipient. By accepting this Award, the Recipient acknowledges receipt of a copy of this entire Agreement, a copy of the Plan, and a copy of the Plan’s related prospectus.

9.Section 409A of the Internal Revenue Code. This Award is intended to avoid the potential adverse tax consequences to the Recipient of Section 409A of the Code, and the Board may make such modifications to this Agreement as it deems necessary or advisable to avoid such adverse tax consequences. However, if (i) this Award is not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, (ii) the Recipient is deemed by the Company at the time of his or her “separation from service” (as such term is defined in Treasury Regulations Section 1.409A-1(h) without regard to any alternative definition thereunder) to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, and (iii) any of the payments set forth herein are issuable upon such separation from service, then to the extent delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code and the related adverse taxation under Section 409A of the Code, such payments will not be provided to the Recipient prior to the earliest of (a) the date that is six months and one day after the date of such separation from service, (b) the date of the Recipient’s death, or (c) such earlier date as permitted under Section 409A of the Code without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 9 will be paid in a lump sum to the Recipient, and any remaining payments due will be paid as otherwise provided herein. Each installment of RSUs that vests under this Award is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).

10.Rights as Stockholder. The Recipient shall have no voting or any other rights as a stockholder of the Company with respect to any RSUs covered by this Agreement until the issuance of the Underlying Shares.

11.Non-U.S. and Country-Specific Provisions. If the Recipient works or resides in a country outside the United States, or is otherwise subject to the laws of a country other than the United States, the RSUs and any Underlying Shares acquired under the Plan shall be subject to the additional terms and conditions set forth in Appendix A to this Agreement and to any additional or different terms and conditions set forth in Appendix B for the Recipient’s country. Moreover, if the Recipient relocates to a country outside the United States, the terms and conditions set forth in Appendices A and B will apply to the Recipient, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A and B constitute part of this Agreement.

12.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Recipient’s participation in the Plan, on the RSUs and on any Underlying Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Recipient to sign or otherwise accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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13.Miscellaneous.

(a)Notices; Electronic Delivery and Participation. All notices hereunder shall be given in writing (including electronically) and shall be deemed given upon receipt or, in the case of notices delivered by mail, when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Recipient, to the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary. The Company, in its sole discretion, may decide to deliver any documents related to this Award or participation in the Plan by electronic means or to request the Recipient’s consent to participate in the Plan by electronic means. By accepting this Award, the Recipient consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(b)Entire Agreement; Modification. This Agreement, together with the Plan, constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties to this Agreement; provided, however, that notwithstanding the foregoing, this Agreement may be modified, amended or rescinded by the Company without the Recipient’s written consent if such modification, amendment or rescission (i) is in writing and executed by a duly authorized representative of the Company and (ii) complies with Section 2(b)(viii) of the Plan. This Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as otherwise expressly provided in this Agreement, in the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

(c)Capitalization Adjustments. Any additional RSUs and Underlying Shares, cash or other property that become subject to this Award pursuant to any Capitalization Adjustment will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of issuance as applicable to the other RSUs subject to this Award to which they relate. All fractional RSUs or Underlying Shares resulting from any Capitalization Adjustment shall be rounded down to the nearest whole unit or share.

(d)Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

(f)Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of Delaware without giving effect to the principles of conflicts of laws thereof.

(g)No Obligation to Continue Service. Neither the Plan nor this Agreement (nor any provision in the Plan or this Agreement) (i) is an employment or service contract, or (ii) will be deemed to create any obligation on the Recipient’s part to continue in the service of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue such service. In addition, nothing in the terms of this Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that the Recipient might have as an Employee, Director or Consultant.

(h)Clawback/Recovery. Notwithstanding anything to the contrary in this Agreement, but subject to applicable law, this Award will be subject to recoupment, repayment and/or forfeiture in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company otherwise adopts.

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(i)No Advice Regarding Grant; Tax Consequences. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Recipient’s participation in the Plan, or his or her acquisition or sale of the Underlying Shares. The Recipient should consult with his or her own tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. The Company has no duty or obligation to minimize the tax consequences to the Recipient of this Award and will not be liable to the Recipient for any adverse tax consequences to the Recipient arising in connection with this Award.

(j)Dividends. The Recipient will receive no benefit or adjustment to this Award with respect to any cash dividend, stock dividend or other distribution, except as provided in the Plan with respect to a Capitalization Adjustment.

(k)Unsecured Obligation. This Award is unfunded, and as a holder of vested RSUs, the Recipient will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock or other property pursuant to this Agreement.

(l)Effect on Other Employee Benefit Plans. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Recipient’s benefits under any employee benefit plan sponsored by the Company or an Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any such plan in accordance with the terms of such plan.

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APPENDIX A
NETSCOUT SYSTEMS, INC. 2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

ADDITIONAL PROVISIONS
FOR RECIPIENTS OUTSIDE THE UNITED STATES

Capitalized terms used but not defined in this Appendix A shall have the same meanings as in the Agreement and/or the Plan, as applicable.

This Appendix A includes additional terms and conditions that govern the RSUs and any Underlying Shares acquired under the Plan if the Recipient works or resides in a country outside the United States, or is otherwise subject to the laws of a country other than the United States.

1.Nature of Grant. By accepting this Award, the Recipient acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, provided that such modification, amendment, suspension or termination is in accordance with the terms of the Plan;

(b)the grant of this Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of any RSUs, any benefits in lieu of RSUs or any other awards under the Plan, even if any such RSUs, benefits or other awards have been granted in the past;

(c)all decisions with respect to any future RSUs or the grant of any other awards under the Plan will be at the sole discretion of the Company;

(d)the Recipient is voluntarily participating in the Plan;

(e)the RSUs and the Underlying Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)unless otherwise agreed with the Company, the RSUs and the Underlying Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Recipient may provide as a director of any Affiliate;

(g)the RSUs and the Underlying Shares, and the income from and value of same, are not part of normal or expected compensation for any reason, including without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, indemnification, pension or retirement or welfare benefits or similar payments, benefits or rights of any kind, and in no event should be considered as compensation for or relating in any way to, past services for the Company and/or any Affiliate that employs the Recipient (the “Employer”);

(h)the future value of the Underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)no claim or entitlement to compensation or damages shall arise from the forfeiture of the RSUs resulting from the termination of Recipient’s Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Recipient is employed or otherwise rendering services, or the terms of his or her employment or service agreement, if any); and

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(j)neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Recipient’s local currency and the U.S. Dollar that may affect the value of the RSUs or any amounts due to the Recipient pursuant to the settlement of the RSUs or subsequent sale of Underlying Shares acquired upon settlement.

2.Data Privacy. If the Recipient would like to participate in the Plan, the Recipient will need to review the information provided in this Data Privacy section and, where applicable, declare the Recipient’s consent to the processing and/or transfer of personal data as described below.

(a)EEA+ Controller and Representative. If the Recipient is based in the European Union (“EU”), the European Economic Area, Switzerland or the United Kingdom (collectively “EEA+”), the Recipient should note that the Company, with its registered address at 310 Littleton Road, Westford, MA 01886, U.S.A., is the controller responsible for the processing of the Recipient’s personal data in connection with the Agreement and the Plan. The Company’s representative in the EU is Felix Wittern, Felix.Wittern@fieldfisher.com, Fieldfisher (Germany) LLP, Am Sandtorkai 68, 20457 Hamburg, Germany.

(b)Data Collection and Usage. The Company collects, uses and otherwise processes certain personal data about the Recipient, including, but not limited to, the Recipient’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Recipient’s favor, which the Company receives from the Recipient, the Employer or otherwise in connection with this Agreement or the Plan (“Data”), for the purposes of implementing, administering and managing the Plan and allocating shares of Common Stock pursuant to the Plan.

If the Recipient is based in the EEA+, the legal basis, where required, for the processing of Data by the Company is the necessity of the data processing for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the EEA+, or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.

If the Recipient is based outside of the EEA+, the legal basis, where required, for the processing of Data by the Company is the Recipient consent, as further described below.

(c)Stock Plan Administration Service Providers. The Company transfers Data to Merrill Lynch, an independent service provider, which is assisting the Company with the implementation, administration and management of the Plan (“Merrill Lynch”). In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. Merrill Lynch will open an account for the Recipient to receive and trade shares of Common Stock acquired under the Plan. The Recipient may be asked to agree on separate terms and data processing practices with Merrill Lynch with such agreement being a condition to the ability to participate in the Plan.

(d)International Data Transfers. In the event the Recipient resides, works or is otherwise located outside of the U.S., Data will be transferred from the Recipient’s country to the U.S., where the Company and its service providers are based. The Recipient understands and acknowledges that the U.S. is not subject to an unlimited adequacy finding by the European Commission and might not provide a level of protection of personal data equivalent to the level of protection in the Recipient’s country. As a result, in the absence of the implementation of appropriate safeguards such as the Standard Contractual Clauses adopted by the EU Commission, the processing of personal data might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, data subjects might have no or less enforceable rights regarding the processing of their personal data.

If the Recipient is based in the EEA+, Data will be transferred from the EEA+ to the Company based on the Standard Contractual Clauses adopted by the EU Commission. The onward transfer of Data from the Company

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to Merrill Lynch or, as the case may be, a different service provider of the Company, is conducted without appropriate safeguards based solely on the Recipient’s consent, as further described below.

If the Recipient is based outside of the EEA+, the Company’s legal basis, where required, for the transfer of Data from the Recipient’s country to the Company and from the Company onward to Merrill Lynch or, as the case may be, a different service provider of the Company, is the Recipient’s consent, as further described below.

(e)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Recipient’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

(f)Data Subject Rights. The Recipient may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where the Recipient is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) the rectification or amendment of incorrect or incomplete Data, (iii) the deletion of Data, (iv) request restrictions on the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) the portability of Data, (vi) lodge complaints with competent authorities in the Recipient’s jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Data. To receive additional information regarding these rights or to exercise these rights, the Recipient can contact dataprivacy@netscout.com.

(g)Necessary Disclosure of Data. The Recipient understands that providing the Company with Data is necessary for the performance of the Agreement and that the Recipient refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect the Recipient’s ability to participate in the Plan.

(h)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Recipient is providing any consents referred to herein on a purely voluntary basis. The Recipient understands that he or she may withdraw any such consent at any time with future effect for any or no reason. If the Recipient does not consent, or if the Recipient later seeks to withdraw the Recipient’s consent, the Recipient’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Recipient’s consent is that the Company would not be able to grant the RSUs or other awards to the Recipient or administer or maintain the RSUs. For more information on the consequences of refusal to consent or withdrawal of consent, the Recipient should contact dataprivacy@netscout.com.

3.Arbitration. The following provision replaces Section 7 of the Agreement if the Recipient works or resides in a country outside the United States, or is otherwise subject to the laws of a country other than the United States:

Any dispute, controversy or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration, pursuant to the rules of the International Centre for Dispute Resolution (ICDR). The arbitration shall be conducted by a single arbitrator chosen by the parties or, if the parties cannot agree upon a single arbitrator within thirty (30) days, then by a single arbitrator appointed by the ICDR. The arbitration shall take place in Suffolk County, Massachusetts, U.S.A. and shall be conducted in the English language. The Company agrees to pay the costs of the arbitration and each party shall be responsible for their

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own costs, fees, and expenses (including of its own counsel, experts and witnesses) in preparing and presenting its case. Any award shall be final, binding and conclusive upon the parties.

4.Language. The Recipient acknowledges that he or she is sufficiently proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Recipient to understand the terms and conditions of this Agreement. If the Recipient receives this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.

5.Insider Trading Restrictions/Market Abuse Laws. The Recipient understands that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States, the Recipient’s country, the Employer’s country, and the country in which the shares of Common Stock may be listed, which may affect the Recipient’s ability, directly or indirectly, to purchase or sell or attempt to sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., the RSUs), or rights linked to the value of shares of Common Stock during such times as the Recipient is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations prohibit the cancellation or amendment of orders the Recipient placed before possessing the inside information. Furthermore, the Recipient understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. It is the Recipient’s responsibility to comply with any applicable restrictions and the Recipient should consult with his or her personal legal advisor on this matter.

6.Foreign Asset/Account, Exchange Control and Tax Reporting. The Recipient acknowledges that, depending on his or her country, the Recipient may be subject to foreign asset and/or account reporting requirements and exchange controls which affect his or her ability to acquire or hold shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares) in a brokerage account outside of the Recipient’s country. The Recipient may also be required to repatriate sale proceeds or funds received as a result of his or her participation in the Plan to his or her country through a designated bank and/or broker within a certain time after receipt. In addition, the Recipient may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of the Underlying Shares. The Recipient acknowledges that he or she is responsible for ensuring compliance with any such requirements and is advised to consult with his or her personal legal advisors, as applicable, to ensure compliance.

7.Waiver. The Recipient acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by the Recipient or any other recipient.

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APPENDIX B
NETSCOUT SYSTEMS, INC. 2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

COUNTRY SPECIFIC PROVISIONS FOR RECIPIENTS OUTSIDE THE UNITED STATES

Capitalized terms used but not defined in this Appendix B shall have the same meanings as in the Agreement and/or the Plan, as applicable.

Terms and Conditions

This Appendix B includes special terms and conditions that govern the RSUs and any Underlying Shares acquired under the Plan if the Recipient works or resides in any of the countries listed below, or is otherwise subject to the laws of any of the countries listed below. If the Recipient is a citizen (or is considered as such for local law purposes) of a country other than the country in which he or she is currently working or residing, or if he or she relocates to another country after this Award is granted, the Recipient acknowledges and agrees that the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Recipient.

Notifications

This Appendix B also includes information regarding securities and certain other issues of which the Recipient should be aware with respect to the Recipient’s participation in the Plan. The information is based on the securities and other laws in effect in the respective countries as of April 2024. Such laws are often complex and change frequently. As a result, the Recipient should not rely on the information in this Appendix B as the only source of information relating to the consequences of the Recipient’s participation in the Plan because such information may be outdated when the RSUs are vest and/or when the Recipient sells any Underlying Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Recipient’s particular situation. As a result, the Company is not in a position to assure the Recipient of any particular result. Therefore, the Recipient understands he or she should seek appropriate professional advice as to how the relevant laws in the Recipient’s country may apply to his or her particular situation.

Finally, if the Recipient is a citizen or resident of a country other than that in which the Recipient currently is working and/or residing (or is considered as such for local law purposes), or transfers employment and/or residency to a different country after the grant date, the information contained herein may not apply to the Recipient in the same manner.

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There are no special or additional terms and conditions or notifications for Austria, Belgium, Germany, India, Ireland, Japan, (South) Korea, the Netherlands, Norway, Poland, Qatar, or Thailand.

ARGENTINA

    Notifications

Securities Law Information. Neither the Award or the Underlying Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nactional de Valores). This offer is private and not subject to any filing or disclosure requirements in Argentina. Neither this nor any other offering material related to the Award or the Underlying Shares may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire RSUs under the Plan do so according to the terms of a private offering made from outside Argentina.

AUSTRALIA

Notifications

Nature of Plan and RSUs. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions of the Act).

Securities Law Information. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the RSUs, the Recipient acknowledges that he or she will comply with applicable Brazilian laws and pay any and all applicable Tax Obligations associated with the vesting and settlement of the RSUs, the receipt of any dividend equivalents or dividends and the sale of shares of Common Stock acquired under the Plan.

Nature of Grant. The following provision supplements Section 1 of Appendix A:

By accepting the RSUs, the Recipient acknowledges that (i) he or she is making an investment decision, (ii) the Underlying Shares will be issued to the Recipient only if the vesting conditions are met, and (iii) the value of the Underlying Shares is not fixed and may increase or decrease without compensation to the Recipient.

CANADA

Terms and Conditions

Issuance of Underlying Shares. As provided in Section 3 of the Agreement, with respect to any RSUs that become vested RSUs under the Agreement, the Company shall issue to the Recipient a number of Underlying Shares, as described in Section 3 of the Agreement. For the avoidance of doubt, vested RSUs will not be settled in cash.

Termination of Continuous Service. The following provision replaces Section 2(b)(iv) of the Agreement:

For purposes hereof, Continuous Service will be deemed terminated as of the earliest of (i) the date the Recipient’s employment or service relationship with the Company or its Affiliates is terminated; (ii) the date the Recipient receives notice of termination of employment or service with the Company or its Affiliates, regardless of any notice period or period of pay in lieu of such notice required under applicable employment laws in the jurisdiction where the Recipient is

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employed or providing services or the terms of the Recipient’s employment or service agreement, if any; and (iii) the date the Recipient is no longer actively working for the Company or its Affiliates, in each case, regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Recipient is employed or otherwise providing services or the terms of the Recipient’s employment or service agreement, if any. If, notwithstanding the foregoing, applicable employment legislation explicitly requires continued vesting during a statutory notice period, the Recipient’s right to vest in the RSUs, if any, will terminate effective as of the last day of the minimum statutory notice period, but the Recipient will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Recipient’s statutory notice period, nor will the Recipient be entitled to any compensation for lost vesting.

The following provision applies if the Recipient resides in Quebec:1

Data Privacy. The following provision supplements Section 2 of Appendix A:

The Recipient hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. The Recipient further authorizes the Company, the Employer and/or any Affiliate to disclose and discuss such information with their advisors. The Recipient also authorizes the Company, the Employer and/or any Affiliate to record such information and to keep such information in the Recipient’s employment file. If the Recipient is resident in Quebec, the Recipient acknowledges and agrees that his or her personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. The Recipient acknowledges and authorizes the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Recipient or the administration of the Plan.

Notifications

Securities Law Information. The Recipient is permitted to sell the Underlying Shares acquired under the Plan through the designated broker appointed under the Plan, provided the sale of shares takes place outside Canada through the facilities of a stock exchange on which the Common Stock is listed.

CHINA

Terms and Conditions

Issuance of Underlying Shares. The following provision replaces Section 3 of the Agreement:

With respect to any RSUs that become vested RSUs pursuant to Section 2 of the Agreement, subject to Sections 5 and 6 of the Agreement, the Recipient shall receive, on or as soon as practicable following the applicable vesting date specified in the Notice, a cash payment in an amount equal in value to one share of Common Stock (using the closing price per share on the Nasdaq Global Select Market (or other principal exchange on which the Common Stock then trades) on the applicable vesting date (or the prior trading day if the vesting date is not a trading day). Any references to the issuance of shares of Common Stock in any documents related to the RSUs shall be interpreted accordingly.

COLOMBIA

Terms and Conditions

Nature of Grant. The following provision supplements Section 1 of Appendix A:

1 NetScout to please confirm if there are any participants in Quebec. If not, this data privacy provision can be removed entirely. However, if there are participants in Quebec, certain translation requirements apply and participants are no longer able to consent to receive information in English. We have seen companies take various approaches regarding these requirements depending on headcount and other factors. We are happy to discuss further and adjust the Agreement accordingly.

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By accepting the RSUs, the Recipient acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, including but not limited to legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Notifications

Securities Law Information. The Underlying Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore the Underlying Shares may not be offered to the public in Colombia. Nothing in the Plan, the Agreement (including this Appendix B) or any other document evidencing the grant of the RSUs shall be construed as the making of a public offer of securities in Colombia. Any offer of shares of Common Stock to employees will not be considered a public offer provided that it meets the conditions set forth in Article 6.1.1.1.1 in Decree 2555, 2010.

CZECH REPUBLIC

Terms and Conditions

Issuance of Underlying Shares. The following provision replaces Section 3 of the Agreement:

With respect to any RSUs that become vested RSUs pursuant to Section 2 of the Agreement, subject to Sections 5 and 6 of the Agreement, the Recipient shall receive, on or as soon as practicable following the applicable vesting date specified in the Notice, a cash payment in an amount equal in value to one share of Common Stock (using the closing price per share on the Nasdaq Global Select Market (or other principal exchange on which the Common Stock then trades) on the applicable vesting date (or the prior trading day if the vesting date is not a trading day). Any references to the issuance of shares of Common Stock in any documents related to the RSUs shall be interpreted accordingly.

FRANCE

Terms and Conditions

Non-Tax-Qualified Award. The RSUs are not eligible for the specific tax and social regime provided by Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Language Consent. By accepting the RSUs, the Recipient confirms having read and fully understood the Plan and the Agreement, which were provided in the English language. The Recipient accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant les droits sur actions assujettis à restrictions (« restricted stock units » ou « RSUs »), le Beneficiare confirme avoir lu et parfaitement compris le Plan et le Contract d’Attribution qui ont été communiqués en langue anglaise. Le Beneficiare accepte les termes de ces documents en connaissance de cause.

HONG KONG

Terms and Conditions

Issuance of Underlying Shares. The Underlying Shares received under the Plan are accepted as a personal investment. In the event the RSUs vest and Underlying Shares are issued to the Recipient within six months of the grant of RSUs, the Recipient agrees that he or she will not dispose of the Underlying Shares acquired prior to the six-month anniversary of the grant of RSUs.

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Notifications

Securities Law Information. The RSUs and Underlying Shares issued upon vesting of the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or an Affiliate. The Agreement, including Appendix A and Appendix B, the Plan, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Agreement, including this Appendix A and Appendix B, the Plan and other incidental communication materials are intended only for personal use of each eligible employee and not for distribution to any other person. The Recipient should exercise caution in relation to the RSUs. If the Recipient has questions about any of the contents of the Agreement, including Appendix A and this Appendix B, or the Plan, he or she should contact a legal or other professional advisor.

INDONESIA

Terms and Conditions

Language Consent and Notification. By accepting the RSUs, the Recipient (i) confirms having read and understood the documents relating to the grant (i.e., the Plan and the Agreement) which were provided in the English language,
(ii)accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa. Dengan menerima pemberian Unit Saham Terbatas ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).

ITALY

Terms and Conditions

Grant Terms Acknowledgement. By accepting the RSUs, the Recipient acknowledges having received and reviewed the Plan and the Agreement, including Appendix A and this Appendix B, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including Appendix A and this Appendix B.

The Recipient further acknowledges that he or she has specifically read and expressly approves the following provisions of the Agreement: Section 2 (“Vesting”), Section 6 (“Withholding Taxes”), Section 12 (“Imposition of Other Requirements”), Section 13(f) (“Governing Law”), and Appendix A, Section 3 (“Arbitration”).

MALAYSIA

Terms and Conditions

Data Privacy. The following provision supplements Section 2 of Appendix A:

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The Recipient hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Recipient’s personal data as described in this Agreement and any other Plan materials by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing the Recipient’s participation in the Plan.

Penerima dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Penerima seperti yang dinyatakan dalam Perjanjian ini dan apa-apa bahan Pelan, oleh dan di antara, sebagaimana yang berkenaan, Majikan, Syarikat, dan mana-mana Syarikat Bergabung bagi tujuan ekslusif untuk melaksanakan, mentadbir, dan menguruskan penyertaan Penerima dalam Pelan tersebut.

The Recipient understands that the Company and the Employer may hold certain personal information about the Recipient, including, but not limited to, the Recipient’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary,

Penerima memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Penerima, termasuk, tetapi tidak terhad kepada, nama, alamat rumah, alamat emel dan nombor telefon, tarikh lahir, insurans sosial, nombor pasport atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan nationality, job title, any shares of stock or directorships held in the Company, details of any entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Recipient’s favor for the purpose of implementing, administering and managing the Plan (“Data”).

Penerima, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir apa- apa hak untuk syer yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun tertunggak bagi faedah Penerima untuk melaksanakan, mentadbir dan menguruskan Pelan tersebut (“Data”).

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the Recipient understands that the Data will be transferred to Merrill Lynch or such other stock plan providers as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Recipient understands that those receiving the Data may be located in the United States or elsewhere, and that the applicable country (e.g., the United States) may have different data privacy laws and protections than the Recipient’s country. The Recipient understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her human resources representative. The Recipient authorizes the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Recipient’s participation in the Plan. The Recipient understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Recipient understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing his or her local human resources representative, whose contact details are Cathy.Plunkett@netscout.com.

Penerima memahami bahawa Data akan dipindah kepada Merrill Lynch atau pembekal-pembekal pelan saham yang lain sebagaimana yang dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan tersebut. Penerima memahami bahawa mereka yang menerima Data mungkin berada di Amerika Syarikat atau di tempat lain, dan negara yang berkenaan (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Penerima. Penerima memahami bahawa dia boleh meminta senarai nama dan alamat mana-mana pihak yang mungkin menerima Data dengan menghubungi wakil sumber manusianya. Penerima memberi kuasa kepada Syarikat, dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan tersebut untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Penerima dalam Pelan tersebut. Penerima memahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tersebut. Penerima memahami bahawa dia boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta apa-apa pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusianya, di mana butir-butir hubungannya adala Cathy.Plunkett@netscout.com.

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Further, the Recipient understands that he or she is
providing the consents herein on a purely voluntary basis. If the Recipient does not consent, later seeks to revoke the consent, the Recipient’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the consents herein is that the Company would not be able to grant this Award or any other awards under the Plan, or administer or maintain this Award or any other such awards. Therefore, the Recipient understands that refusing or withdrawing his or her consent may affect the Recipient’s ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, the Recipient understands that he or she may contact his or her human resources representative.

Selanjutnya, Penerima memahami bahawa dia memberikan persetujuan di sini secara sukarela. Jika Penerima tidak bersetuju, kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan Penerima dengan Majikan tidak akan terjejas; satunya akibat jika dia tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat memberikan Anugerah ini atau mana-mana anugerah lain di bawah Pelan ini atau mentadbir atau mengekalkan Anugerah ini atau mana-mana anugerah lain. Oleh itu, Penerima memahami bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaan Penerima untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Penerima memahami bahawa dia boleh menghubungi wakil sumber manusianya.

MEXICO

Terms and Conditions

Acknowledgement of the Agreement. By accepting the RSUs, the Recipient acknowledges that he or she has received a copy of the Plan and the Agreement, including Appendix A and this Appendix B, which he or she has reviewed. The Recipient further acknowledges that he or she accepts all the provisions of the Plan and the Agreement, including Appendix A and this Appendix B. The Recipient also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” section of Appendix A, which clearly provides as follows:

Reconocimiento del Convenio de Concesión. Al aceptar las Unidades, el Recipiente reconoce que ha recibido y revisado una copia del Plan y del Convenio , incluyendo el Apéndice A y este Apéndice B. El Recipiente reconoce y acepta todas las disposiciones del Plan y del Convenio de Concesión, incluyendo el Apéndice A y este Apéndice B. El Recipiente también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en las secciones: “Nature of Grant” del Convenio y del Apéndice A, que claramente establece lo siguiente:

(1) The Recipient’s participation in the Plan does not constitute an acquired right;	(1) La participación del Recipiente en el Plan no constituye un derecho adquirido;
(2) The Plan and the Recipient’s participation in it are offered by the Company on a wholly discretionary basis;	(2) El Plan y la participación del Recipiente en él es ofrecido por la Compañía de manera completamente discrecional;
(3) The Recipient’s participation in the Plan is voluntary; and	(3) La participación del Recipiente en el Plan es voluntaria; y

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(4) The Company and its Affiliates are not responsible for any decrease in the value of any Underlying Shares acquired under the Plan.	(4) La Compañía y sus Afiliadas no son responsables por ninguna disminución en el valor de las Acciones adquiridas en virtud del Plan.
Labor Law Acknowledgement and Policy Statement. By accepting the RSUs, the Recipient acknowledges that the Company, with registered offices at 310 Littleton Road, Westford, MA 01886, U.S.A., is solely responsible for the administration of the Plan. The Recipient further acknowledges that his or her participation in the Plan, the grant of RSUs and any acquisition of Underlying Shares under the Plan do not constitute an employment relationship between the Recipient and the Company because the Recipient is participating in the Plan on a wholly commercial basis. Based on the foregoing, the Recipient expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Recipient and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification or termination of the Plan, subject to its terms, shall not constitute a change or impairment of the terms and conditions of the Recipient’s employment.

Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar las Unidades, el Recipiente reconoce que la Compañía, con domicilio social en 310 Littleton Road, Westford, MA 01886, E.U.A., es la única responsable de la administración del Plan. Además, el Recipiente reconoce que su participación en el Plan, la concesión de las Unidades y cualquier adquisición de Acciones en virtud del Plan no constituyen una relación laboral entre el Recipiente y la Compañía, en virtud de que el Recipiente está participando en el Plan sobre una base totalmente comercial. Por lo anterior, el Recipiente expresamente reconoce que el Plan y los beneficios que puedan derivarse por su participación en el Plan no establecen ningún derecho entre el Recipiente y el Empleador y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por el Empleador, y cualquier modificación del Plan o la terminación del mismo, sujeto a los términos del Plan, no constituirá un cambio o modificación de los términos y condiciones del empleo del Recipiente.

Notifications

Securities Law Information. The RSUs and the Underlying Shares have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan, the Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to the Recipient only because of the Recipient’s existing relationship with the Company and its Affiliates and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or an Affiliate

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made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

MOROCCO

Terms and Conditions

Issuance of Underlying Shares. The following provision replaces Section 3 of the Agreement:

With respect to any RSUs that become vested RSUs pursuant to Section 2 of the Agreement, subject to Sections 5 and 6 of the Agreement, the Recipient shall receive, on or as soon as practicable following the applicable vesting date specified in the Notice, a cash payment in an amount equal in value to one share of Common Stock (using the closing price per share on the Nasdaq Global Select Market (or other principal exchange on which the Common Stock then trades) on the applicable vesting date (or the prior trading day if the vesting date is not a trading day). Any references to the issuance of shares of Common Stock in any documents related to the RSUs shall be interpreted accordingly.

NEW ZEALAND

Notifications

Securities Law Information. The Recipient is being offered RSUs which will allow the Recipient to acquire Underlying Shares in accordance with the terms of the Agreement and the Plan. The Underlying Shares, if issued, will give the Recipient a stake in the ownership of the Company. The Recipient may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, the Recipient will be paid only after all creditors have been paid. The Recipient may lose some or all of the Recipient’s investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decisions. The usual rules do not apply for this offer because it is made under an employee share scheme. As a result, the Recipient may not be given all the information usually required. The Recipient will also have fewer other legal protections for this investment. The Recipient should ask questions, read all documents carefully, and seek independent financial advice before committing.

The Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”). This means that if the Recipient acquires Underlying Shares under the Plan, the Recipient may be able to sell the Underlying Shares on the Nasdaq if there are interested buyers. The Recipient may get less than the Recipient invested. The price will depend on the demand for the Underlying Shares.

For more information on risk factors impacting the Company’s business that may affect the value of the Underlying Shares, the Recipient should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission which are available online at https://www.sec.gov, as well as on the Company’s “For Investors” website at https://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome.

PHILIPPINES

Terms and Conditions

Issuance of Underlying Shares. The following provision replaces Section 3 of the Agreement:

With respect to any RSUs that become vested RSUs pursuant to Section 2 of the Agreement, subject to Sections 5 and 6 of the Agreement, the Recipient shall receive, on or as soon as practicable following the applicable vesting date

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specified in the Notice, a cash payment in an amount equal in value to one share of Common Stock (using the closing price per share on the Nasdaq Global Select Market (or other principal exchange on which the Common Stock then trades) on the applicable vesting date (or the prior trading day if the vesting date is not a trading day). Any references to the issuance of shares of Common Stock in any documents related to the RSUs shall be interpreted accordingly.

SINGAPORE

Notifications

Securities Law Information. The RSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act 2001 (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Recipient should note that the RSUs are subject to section 257 of the SFA and that he or she will not be able to make any subsequent sale of the shares in Singapore or any offers of such subsequent sale of shares subject to the RSUs in Singapore, unless such sale or offer is made (i) more than six months from the grant of the RSUs, (ii) pursuant to the exemptions under Part XIII Division
(1)Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.

SOUTH AFRICA

Notifications

Securities Law Information. Neither the RSUs nor the Underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96(1)(g)(ii) of the Companies Act.

SPAIN

Terms and Conditions

Nature of Grant. The following provision supplements Section 1 of Appendix A:

The RSUs provide for a conditional right to Underlying Shares and may be forfeited or affected by the Recipient’s termination of employment prior to the date the RSUs become fully vested, as set forth in the Agreement. For the avoidance of doubt, the Recipient’s rights, if any, to the RSUs upon termination of employment shall be determined as set forth in the Agreement, including, without limitation, where (a) the Recipient is deemed to be constructively dismissed or unfairly dismissed without good cause; (b) the Recipient is dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) the Recipient terminates employment due to a change of work location, duties or any other employment or contractual condition (except as otherwise expressly set forth in the Agreement); or (d) the Recipient terminates employment due to the Company’s or any of one of its Affiliates’ unilateral breach of contract. Consequently, the termination of the Recipient’s employment for any of the above reasons shall be governed by the terms of the Agreement, unless otherwise determined by the Company, in its sole discretion.

By accepting the RSUs, the Recipient acknowledges that he or she understands and agrees to the terms and conditions applicable to participation in the Plan and that he or she has received a copy of the Plan.

The Recipient understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to employees of the Company and its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate on an ongoing basis, other than as expressly set forth in the Plan and the Agreement. Consequently, the Recipient understands that any grant is given on the assumption and condition that it shall not become part of any employment contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Furthermore, the Recipient understands and freely accepts that there is no guarantee that any benefit

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shall arise from an gratuitous and discretionary grant since the RSUs may be forfeited upon termination of employment and the future value of the RSUs and the Underlying Shares is unknown and unpredictable. In addition, the Recipient understands that this grant would not be made but for the assumptions and conditions referred to herein; thus, the Recipient understands, acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the RSUs shall be null and void.

Notifications

Securities Law Information. The RSUs and the Underlying Shares issued upon vesting do not qualify under Spanish regulations as a security. No “offer of securities to the public” as defined under Spanish law has taken place or will take place in the Spanish territory. The Plan and the Agreement, including Appendix A and this Appendix B, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

SWEDEN

Terms and Conditions

Withholding Taxes. The following provision supplements Section 6 of the Agreement:

Without limiting the authority of the Company or an Affiliate to satisfy its withholding obligations for Tax Obligations as set forth in Section 6 of the Agreement, in accepting the RSUs, the Recipient authorizes the Company or any Affiliate to sell or withhold a portion of the Underlying Shares otherwise deliverable to the Recipient pursuant to this Agreement to satisfy Tax Obligations, regardless of whether the Company or any Affiliate has an obligation to withhold.

SWITZERLAND

Notifications

Securities Law Information. Neither this Agreement nor any other materials relating to the RSUs (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made available in Switzerland to any person other than an employee of the Company or an Affiliate, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

TAIWAN

Notifications

Securities Law Information. The grant of RSUs and the Underlying Shares to be issued pursuant to the Plan are available only for certain service providers. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. The award of RSUs is being offered only to eligible employees under the Plan and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development

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have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Issuance of Underlying Shares. As provided in Section 3 of the Agreement, with respect to any RSUs that become vested RSUs under the Agreement, the Company shall issue to the Recipient a number of Underlying Shares, as described in Section 3 of the Agreement. For the avoidance of doubt, vested RSUs will not be settled in cash.

Withholding Taxes. The following provision supplements Section 6 of the Agreement:

Without limitation to Section 6 of the Agreement, the Recipient agrees that he or she is liable for all Tax Obligations and hereby covenants to pay all such Tax Obligations as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Recipient also agrees to indemnify and keep indemnified the Company and the Employer against any Tax Obligations that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Recipient’s behalf.

Notwithstanding the foregoing, if the Recipient is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), he or she may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Recipient, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax Obligation occurs may constitute an additional benefit to the Recipient on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Recipient understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the value of any NICs due on this additional benefit, which may be collected from the Recipient by the Company or the Employer by any of the means referred to in Section 6 of the Agreement.

URUGUAY

Terms and Conditions

Data Privacy. The following provision supplements Section 2 of Appendix A:

The Recipient hereby acknowledges that Data will be collected by the Employer and will be transferred to the Company at 310 Littleton Road, Westford, MA 01886, U.S.A. and/or any financial institutions or brokers involved in the management and administration of the Plan. The Recipient further understands that any of these entities may store Data for purposes of administering the Recipient’s participation in the Plan.

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